As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-221726

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FDCTECH, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	7372	81-1265459
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1460 Broadway

New York, NY 10036

(877) 445-6047

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Highway

Lewes, DE 19958

(302) 645-7400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

William B. Barnett, Esq.

Law Offices of Barnett & Linn

23548 Calabasas Road, Suite 106

Calabasas, CA 91302

(818) 436-6410

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X] Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1(the “Amendment”) relates to the Registration Statement on Form S-1and its amendments thereto, filed with the U.S. Securities and exchange Commission on November 22, 2017 and declared effective on August 7, 2018 (Registration No. 333-221726) (the “Registration Statement”) of FDCTech, Inc., a Delaware corporation (the “Registrant”), hereby amends the Registration Statement to remove from registration all shares of common stock that were offered for sale by the Registrant but were not sold prior to the termination of the offering made pursuant to the Registration Statement. At the termination of the offering made pursuant to the Registration Statement, 2,967,000 shares of common stock which were offered for sale by the Registrant were not sold or issued. All such unsold shares that were offered for sale by the Registrant are hereby removed from the Registration Statement. As of the date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York City, New York on February 26, 2019.

FDCTech, Inc.

By:	/s/ Mitchell Eaglstein
Name:	Mitchell Eaglstein
Title:	Principal Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 in reliance upon Rule 478(a) (4) under the Securities Act of 1933, as amended.